Exhibit 99.1

Itron Announces Third Quarter 2016 Financial Results

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--November 2, 2016--Itron, Inc. (NASDAQ:ITRI) announced today financial results for its third quarter ended Sept. 30, 2016. Highlights for the quarter include:

  Revenues of $507 million, an increase of 8 percent from the third quarter 2015;
  Gross margin of 33.7 percent, an increase of 230 basis points;
  Restructuring charges of $41 million recorded;
  GAAP diluted loss per share of 26 cents, compared with earnings of 33 cents per diluted share in the third quarter 2015;
  Non-GAAP diluted earnings per share of 77 cents, compared with 44 cents in the 2015 period; and
  Quarterly bookings of $670 million and total backlog of $1.5 billion.

“We are pleased with our strong financial performance during the third quarter, including substantial top-line growth and continued margin improvement,” said Philip Mezey, Itron’s president and chief executive officer. “In 2016, we are realizing benefits from successfully executing our prior restructuring and cost savings initiatives while continuing to grow our business. Given our strong performance year-to-date, we currently expect our results to come in at the high-end of our guidance, or potentially a little above. Looking ahead, I am confident that investments in our OpenWay Riva IoT solution and differentiated software and services offerings, combined with our on-going operational discipline, position Itron well for continued growth and profitability.”

Summary of Third Quarter Consolidated Financial Results
(All comparisons made are against the prior year period unless otherwise noted)

Revenue

Total revenue for the quarter grew 8 percent to $507 million compared with $470 million in 2015. Changes in foreign currency exchange rates unfavorably impacted revenue by approximately $5 million for the quarter. Excluding the impact of foreign currency, revenues increased $43 million, or 9 percent, driven by growth in the Electricity and Gas segments. Total advanced and smart meter volumes increased 24 percent primarily due to smart metering projects in North America and Europe. Electricity revenues grew 17 percent driven by smart metering projects in North America and Gas revenues grew 5 percent driven by a new record level of revenue in North America. Revenues in the Water segment decreased 5 percent compared with the prior year driven by weakness in international regions and timing of anticipated project activity.

Gross Margin

Gross margin for the quarter increased to 33.7 percent compared with the prior year period margin of 31.4 percent, driven by higher Electricity and Gas segment margins resulting from increased sales, favorable product mix and operational efficiencies.

Operating Expenses

Operating expenses for the quarter were $164 million compared with $120 million in 2015. The increase was due to $41 million in restructuring charges related to plans announced on Sept. 1, 2016 as well as higher general and administrative costs for professional fees associated with accounting, audit and legal services.

Non-GAAP operating expenses were $119 million, an increase of $4 million compared with 2015, due to the higher general and administrative costs for professional fees associated with accounting, audit and legal services.

GAAP Operating Income, Net Loss, Earnings per Share

GAAP operating income was $6 million for the quarter compared with $27 million in 2015. Net loss for the quarter was $10 million, or 26 cents per share, compared with net income of $13 million, or 33 cents per diluted share in 2015. The lower operating income and the net loss for the quarter were driven by the restructuring charges. Net income was also impacted by a higher effective tax rate resulting from restructuring charges in jurisdictions with valuation allowances on deferred tax assets.

Non-GAAP Operating Income, Net Income, Earnings per Share

Non-GAAP operating income improved to $52 million for the quarter compared with $32 million in 2015. Non-GAAP net income for the quarter was $30 million, or 77 cents per diluted share, compared with $17 million, or 44 cents per diluted share. The increase in non-GAAP operating income and net income for the quarter was driven by strong performance in revenue and gross margin.

Cash Flow

Net cash provided by operating activities was $31 million in the third quarter of 2016 compared with $3 million in 2015. Free cash flow was $20 million for the third quarter compared with negative $10 million in the prior year quarter. The increase in free cash flow was primarily due to improved profitability adjusted for non-cash items and working capital management.

Other Measures

Total backlog was $1.5 billion and twelve-month backlog was $731 million at the end of the quarter. Bookings in the quarter totaled $670 million, reflecting a number of significant bookings across several customers.

Earnings Conference Call

Itron will host a conference call to discuss the financial results and guidance contained in this release at 5:00 p.m. Eastern Time on Nov. 2, 2016. The call will be webcast in a listen-only mode. Webcast information and conference call materials will be made available 10 minutes before the start of the call and will be accessible on Itron’s website at http://investors.itron.com/events.cfm. A replay of the audio webcast will be made available at http://investors.itron.com/events.cfm. A telephone replay of the conference call will be available through Nov. 7, 2016. To access the telephone replay, dial (888) 203-1112 (Domestic) or (719) 457-0820 (International) and enter passcode 780255.

About Itron

Itron is a world-leading technology and services company dedicated to the resourceful use of energy and water. We provide comprehensive solutions that measure, manage and analyze energy and water. Our broad product portfolio includes electricity, gas, water and thermal energy measurement devices and control technology; communications systems; software; as well as managed and consulting services. With thousands of employees supporting nearly 8,000 customers in more than 100 countries, Itron applies knowledge and technology to better manage energy and water resources. Together, we can create a more resourceful world. Join us: www.itron.com.

Itron® is a registered trademark of Itron, Inc. All third party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Forward-Looking Statements

This release contains forward-looking statements within in the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our expectations about revenues, operations, financial performance, earnings, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plan, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks and other factors that are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2015 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update or revise any information in this press release.

Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, constant currency and free cash flow. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. The company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. Our non-GAAP financial measures may be different from those reported by other companies. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

Statements of operations, segment information, balance sheets, cash flow statements and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures follow.

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues	$506,859	$469,528	$1,517,473	$1,387,085
Cost of revenues	336,110	322,238	1,013,816	982,819
Gross profit	170,749	147,290	503,657	404,266

Operating expenses
Sales and marketing	38,894	39,217	119,037	123,302
Product development	39,386	41,559	128,086	126,399
General and administrative	40,384	31,118	130,781	103,195
Amortization of intangible assets	4,996	7,869	19,002	23,730
Restructuring	40,679	587	41,294	(8,828)
Total operating expenses	164,339	120,350	438,200	367,798

Operating income	6,410	26,940	65,457	36,468
Other income (expense)
Interest income	102	180	594	440
Interest expense	(2,691)	(2,799)	(8,344)	(9,336)
Other income (expense), net	707	(1,119)	(1,074)	(3,003)
Total other income (expense)	(1,882)	(3,738)	(8,824)	(11,899)

Income before income taxes	4,528	23,202	56,633	24,569
Income tax provision	(13,430)	(9,932)	(34,249)	(19,060)
Net income (loss)	(8,902)	13,270	22,384	5,509
Net income attributable to non-controlling interests	983	630	2,263	1,817
Net income (loss) attributable to Itron, Inc.	$(9,885)	$12,640	$20,121	$3,692

Earnings (loss) per common share - Basic	$(0.26)	$0.33	$0.53	$0.10
Earnings (loss) per common share - Diluted	$(0.26)	$0.33	$0.52	$0.10

Weighted average common shares outstanding - Basic	38,248	38,114	38,181	38,329
Weighted average common shares outstanding - Diluted	38,248	38,358	38,515	38,591

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues
Electricity	$242,667	$206,810	$692,785	$602,999
Gas	144,185	136,726	433,707	401,099
Water	120,007	125,992	390,981	382,987
Total Company	$506,859	$469,528	$1,517,473	$1,387,085

Gross profit
Electricity	$75,362	$56,385	$210,840	$163,330
Gas	56,096	46,790	158,156	134,854
Water	39,291	44,115	134,661	106,082
Total Company	$170,749	$147,290	$503,657	$404,266

Operating income (loss)
Electricity	$20,452	$9,819	$51,092	$14,958
Gas	7,136	15,836	48,811	44,986
Water	(3,546)	14,265	28,707	11,415
Corporate unallocated	(17,632)	(12,980)	(63,153)	(34,891)
Total Company	$6,410	$26,940	$65,457	$36,468

METER AND MODULE SUMMARY

(Units in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Meters
Standard	3,520	4,100	12,020	13,540
Advanced and Smart	2,390	1,930	6,900	5,330
Total meters	5,910	6,030	18,920	18,870

Stand-alone communication modules
Advanced and Smart	1,570	1,530	4,470	4,250

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)
	September 30, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$151,380	$131,018
Accounts receivable, net	368,710	330,895
Inventories	189,553	190,465
Other current assets	122,037	106,562
Total current assets	831,680	758,940

Property, plant, and equipment, net	180,867	190,256
Deferred tax assets noncurrent, net	91,808	109,387
Other long-term assets	45,332	51,679
Intangible assets, net	82,733	101,932
Goodwill	475,705	468,122
Total assets	$1,708,125	$1,680,316

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$203,986	$185,827
Other current liabilities	49,340	78,630
Wages and benefits payable	88,519	76,980
Taxes payable	18,295	14,859
Current portion of debt	12,656	11,250
Current portion of warranty	26,084	36,927
Unearned revenue	80,342	73,301
Total current liabilities	479,222	477,774

Long-term debt	330,042	358,915
Long-term warranty	18,702	17,585
Pension benefit obligation	86,310	85,971
Deferred tax liabilities noncurrent, net	1,680	1,723
Other long-term obligations	130,177	115,645
Total liabilities	1,046,133	1,057,613

Equity
Common stock	1,259,704	1,246,671
Accumulated other comprehensive loss, net	(194,694)	(200,607)
Accumulated deficit	(421,185)	(441,306)
Total Itron, Inc. shareholders' equity	643,825	604,758
Non-controlling interests	18,167	17,945
Total equity	661,992	622,703
Total liabilities and equity	$1,708,125	$1,680,316

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)	Nine Months Ended
	September 30,
	2016	2015
Operating activities
Net income	$22,384	$5,509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,563	57,790
Stock-based compensation	13,300	10,879
Amortization of prepaid debt fees	806	1,851
Deferred taxes, net	17,772	14,744
Restructuring, non-cash	5,153	1,018
Other adjustments, net	(734)	1,877
Changes in operating assets and liabilities:
Accounts receivable	(32,652)	(14,193)
Inventories	3,207	(73,464)
Other current assets	(15,591)	(998)
Other long-term assets	8,499	(2,529)
Accounts payable, other current liabilities, and taxes payable	(5,830)	(11,119)
Wages and benefits payable	11,516	3,787
Unearned revenue	(8,684)	6,536
Warranty	(9,900)	20,207
Other operating, net	21,072	(1,741)
Net cash provided by operating activities	81,881	20,154

Investing activities
Acquisitions of property, plant, and equipment	(30,563)	(33,324)
Business acquisitions, net of cash and cash equivalents acquired	(951)	(5,754)
Other investing, net	(1,258)	545
Net cash used in investing activities	(32,772)	(38,533)

Financing activities
Proceeds from borrowings	-	89,709
Payments on debt	(29,031)	(30,186)
Issuance of common stock	1,993	2,229
Repurchase of common stock	-	(35,278)
Other financing, net	(3,658)	1,881
Net cash provided by (used in) financing activities	(30,696)	28,355

Effect of foreign exchange rate changes on cash and cash equivalents	1,949	(12,889)
Increase (decrease) in cash and cash equivalents	20,362	(2,913)
Cash and cash equivalents at beginning of period	131,018	112,371
Cash and cash equivalents at end of period	$151,380	$109,458

Itron, Inc.

About Non-GAAP Financial Measures

The accompanying press release contains non-GAAP financial measures. To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, constant currency and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures please see the table captioned “Reconciliations of Non-GAAP Financial Measures to Most Directly Comparable GAAP Financial Measures.”

We use these non-GAAP financial measures for financial and operational decision making and as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. In addition, management analyzes revenue growth and operational results on a constant currency basis to assess how our business performed excluding the effect of foreign currency rate fluctuations. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and certain discrete cash and non-cash charges such as purchase accounting adjustments, restructuring charges or goodwill impairment charges. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expense and non-GAAP operating income – We define non-GAAP operating expense as operating expense excluding certain expenses related to the amortization of intangible assets acquired through a business acquisition, restructuring, acquisitions and goodwill impairment. We define non-GAAP operating income as operating income excluding the expenses related to the amortization of intangible assets, restructuring, acquisitions and goodwill impairment. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are related to previous acquisitions and restructurings. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expense and non-GAAP operating income versus operating expense and operating income calculated in accordance with GAAP. Non-GAAP operating expense and non-GAAP operating income exclude some costs that are recurring. Additionally, the expenses that we exclude in our calculation of non-GAAP operating expense and non-GAAP operating income may differ from the expenses that our peer companies exclude when they report the results of their operations. We compensate for these limitations by providing specific information about the GAAP amounts we have excluded from our non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and GAAP operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as income excluding the expenses associated with amortization of intangible assets, restructuring, acquisitions, goodwill impairment, amortization of debt placement fees and the tax effect of excluding these expenses. We define non-GAAP diluted EPS as non-GAAP net income divided by the weighted average shares, on a diluted basis, outstanding during each period. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income and GAAP diluted EPS.

Adjusted EBITDA – We define adjusted EBITDA as net income (a) minus interest income, (b) plus interest expense, depreciation and amortization of intangible asset expenses, restructuring expense, acquisition related expense, goodwill impairment and (c) exclude the total tax expense or benefit. We believe that providing this financial measure is important for management and investors to understand our ability to service our debt as it is a measure of the cash generated by our core business. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income.

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts and reconciling to free cash flow.

Constant currency - We may refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from local currencies into U.S. dollars for financial reporting purposes. We also use the term “constant currency,” which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period’s results restated using current period currency exchange rates.

The accompanying tables have more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
TOTAL COMPANY RECONCILIATIONS	September 30,		September 30,
	2016	2015	2016	2015
NON-GAAP NET INCOME & DILUTED EPS
GAAP net income (loss) attributable to Itron, Inc.	$(9,885)	$12,640	$20,121	$3,692
Amortization of intangible assets	4,996	7,869	19,002	23,730
Amortization of debt placement fees	247	244	742	1,773
Restructuring	40,679	587	41,294	(8,828)
Acquisition-related expenses	(180)	(3,271)	(202)	(5,554)
Income tax effect of non-GAAP adjustments	(5,961)	(1,095)	(9,086)	(4,198)
Non-GAAP net income attributable to Itron, Inc.	$29,896	$16,974	$71,871	$10,615

Non-GAAP diluted EPS	$0.77	$0.44	$1.87	$0.28

Weighted average common shares outstanding - Diluted	38,651	38,358	38,515	38,591

ADJUSTED EBITDA
GAAP net income (loss) attributable to Itron, Inc.	$(9,885)	$12,640	$20,121	$3,692
Interest income	(102)	(180)	(594)	(440)
Interest expense	2,691	2,799	8,344	9,336
Income tax provision	13,430	9,932	34,249	19,060
Depreciation and amortization	16,082	18,998	51,563	57,790
Restructuring	40,679	587	41,294	(8,828)
Acquisition-related expenses	(180)	(3,271)	(202)	(5,554)
Adjusted EBITDA	$62,715	$41,505	$154,775	$75,056

FREE CASH FLOW
Net cash provided by operating activities	$30,754	$2,587	$81,881	$20,154
Acquisitions of property, plant, and equipment	(10,679)	(12,332)	(30,563)	(33,324)
Free Cash Flow	$20,075	$(9,745)	$51,318	$(13,170)

NON-GAAP OPERATING INCOME
GAAP operating income	$6,410	$26,940	$65,457	$36,468
Amortization of intangible assets	4,996	7,869	19,002	23,730
Restructuring	40,679	587	41,294	(8,828)
Acquisition-related expenses	(180)	(3,271)	(202)	(5,554)
Non-GAAP operating income	$51,905	$32,125	$125,551	$45,816

NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$164,339	$120,350	$438,200	$367,798
Amortization of intangible assets	(4,996)	(7,869)	(19,002)	(23,730)
Restructuring	(40,679)	(587)	(41,294)	8,828
Acquisition-related expenses	180	3,271	202	5,554
Non-GAAP operating expenses	$118,844	$115,165	$378,106	$358,450

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
SEGMENT RECONCILIATIONS	September 30,		September 30,
	2016	2015	2016	2015
NON-GAAP OPERATING INCOME - ELECTRICITY
Electricity - GAAP operating income	$20,452	$9,819	$51,092	$14,958
Amortization of intangible assets	2,183	4,413	10,050	13,296
Restructuring	6,443	(1,678)	5,411	(7,143)
Acquisition-related expenses	(180)	(3,390)	(202)	(5,673)
Electricity - Non-GAAP operating income	$28,898	$9,164	$66,351	$15,438

NON-GAAP OPERATING INCOME - GAS
Gas - GAAP operating income	$7,136	$15,836	$48,811	$44,986
Amortization of intangible assets	1,513	1,950	4,888	5,865
Restructuring	20,738	160	21,990	(901)
Gas - Non-GAAP operating income	$29,387	$17,946	$75,689	$49,950

NON-GAAP OPERATING INCOME - WATER
Water - GAAP operating income (loss)	$(3,546)	$14,265	$28,707	$11,415
Amortization of intangible assets	1,300	1,506	4,064	4,569
Restructuring	12,414	273	12,465	546
Acquisition-related expenses	-	104	-	104
Water - Non-GAAP operating income (loss)	$10,168	$16,148	$45,236	$16,634

NON-GAAP OPERATING INCOME - CORPORATE UNALLOCATED
Corporate unallocated - GAAP operating loss	$(17,632)	$(12,980)	$(63,153)	$(34,891)
Restructuring	1,084	1,832	1,428	(1,330)
Acquisition-related expenses	-	15	-	15
Corporate unallocated - Non-GAAP operating loss	$(16,548)	$(11,133)	$(61,725)	$(36,206)

CONTACT:
Itron, Inc.
Barbara Doyle, 509-891-3443
Vice President, Investor Relations
or
Marni Pilcher, 509-891-3847
Director, Investor Relations